Exhibit 5.1


                 [WILLIAMS, MULLEN, CLARK & DOBBINS LETTERHEAD]



                                 March ___, 2000


Southern Financial Bancorp, Inc.
37 East Main Street
Warrenton, VA 20186

              Re:  Southern Financial Capital Trust I

Ladies and Gentlemen:

         We have acted as counsel to Southern Financial Bancorp, Inc. (the "Corporation") in connection with the registration by the Corporation of (i) an aggregate of $13,800,000 of its junior subordinated debt securities (the "Debt Securities") and (ii) the guarantee of the Capital Securities of Southern Financial Capital Trust I (the "Guarantee"), a business trust created under the laws of the State of Delaware (the "Trust"), to be executed and delivered by the Corporation for the benefit of the holders of the Capital Securities, each as set forth in the Registration Statement on Form S-1, File Nos. __________ and __________ (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by the Corporation and the Trust pursuant to the Securities Act of 1933, as amended. This opinion letter is Exhibit 5.1 to the Registration Statement.

         We have relied upon an officer's certificate as to corporate action heretofore taken with respect to the Debt Securities and the Guarantee.

         We have also assumed (i) the due incorporation and valid existence of the Corporation, (ii) that the Corporation has the requisite corporate power and authority to enter into and perform its obligations under the Trust Agreement, dated December 28, 1999 as amended by the Amended and Restated Declaration of Trust, dated __________, 2000 (collectively, the "Declaration") among the Corporation, as Depositor, the individuals named therein as Administrative Trustees and Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the form of Indenture (the "Indenture") between the Corporation and Wilmington Trust Company, as trustee, the Debt Securities and the Guarantee and (iii) the due authorization, execution and delivery of the Declaration, the Indenture, the Debt Securities and the Guarantee by the Corporation.

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         Based  on the  foregoing,  and  subject  to the  qualifications  herein stated, we are of the opinion that when (i) the Registration Statement is declared effective by order of the Commission and (ii) the Declaration, the Indenture and the Guarantee have been executed and delivered by the parties thereto:

         1. The Debt Securities, when duly authenticated by the Trustee pursuant to the terms of the Indenture, and delivered and paid for in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will be validly issued and will constitute the legally binding obligations of the Corporation, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         2. The Guarantee will constitute the legally binding obligation of the Corporation, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the Commonwealth of Virginia and we express no opinion as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

         This opinion is rendered to you and for your benefit solely in connection with the transactions described herein. This opinion may not be relied on by you for any other purpose. We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the Debt Securities and the Guarantee and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring. Our opinion is limited to the matters expressly stated; no opinion is implied or may be inferred beyond such matters. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency, except as otherwise required by law.


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                                     Very truly yours,

                                     WILLIAMS, MULLEN, CLARK & DOBBINS


                                     By________________________________________
                                                  A Shareholder